                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES

NAME                                STATE OF INCORPORATION                 OTHER TRADE NAMES
-------------------------------------------------------------------------------------------------------------
Argenbright Holdings Limited        Georgia                                       --

Argenbright, Inc.                   Georgia                                Gage Marketing Services
                                                                           ServiceAdvantage
                                                                           Gage Consumer Fulfillment Division
                                                                           Gage Trade Fulfillment Division
                                                                           Gage Customer Service Division
                                                                           Gage Lettershop Division

AHL Alpha, Inc.                     Illinois                                      --

AHL Beta, Inc.                      Illinois                                      --

AHL Delta, Inc.                     Illinois                                      --

ADI Alpha Holdings Gmbh             Germany                                       --

Argenbright BV                      Netherlands                                   --

AHL Europe, Ltd.                    United Kingdom                                --



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